EXHIBIT 5.1

October 8, 2015

COPsync, Inc. 16415 Addison Road, Suite 300 Addison, Texas 75001

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to COPsync, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $10,500,000 of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), plus up to $1,575,000 of shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters (collectively, the “Shares”), and related warrants to purchase Common Stock (including related warrants subject to an over-allotment option granted by the Company to the underwriters, collectively, the “Warrants”) and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) and the warrants to purchase Common Stock to be issued to the underwriters as compensation (the “Underwriters’ Warrant”) and the shares of Common Stock underlying the Underwriters’ Warrant (the “Underwriters’ Shares”), as described in the Company’s Registration Statement on Form S-1(File No. 333-206460) initially filed on August 18, 2015 (as amended and as may subsequently be amended, the “Registration Statement”). The Shares, the Warrants, the Warrant Shares, the Underwriters’ Warrant and the Underwriters’ Shares are referred to herein collectively as the “Securities”. We understand that the Shares and the Warrants are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and Maxim Group, LLC (the “Representative”), acting for itself and as representative for any other underwriters named therein (the “Underwriting Agreement”). We also understand that the Underwriters’ Warrant and Underwriters’ Shares are being issued as compensation pursuant to the terms of the Underwriting Agreement and the Underwriters’ Warrant attached as an exhibit thereto in the form filed as exhibit to the Registration Statement.  In addition, we understand that the Warrants will be issued under a Warrant Agreement between the Company and Nevada Agency and Transfer Company, as warrant agent (the “Warrant Agent”), a form of which has been filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

October 8, 2015

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Underwriting Agreement, the Underwriters’ Warrant and Warrant Agreement will be duly executed and delivered by all parties thereto, (b) the Representative has the power, corporate or otherwise, to enter into and perform its obligations under the Underwriting Agreement and that the Underwriting Agreement will be a valid and binding obligation of the Representative, (c) the Warrant Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Warrant Agreement and Warrant and that the Warrant Agreement and Warrant will be valid and binding obligations of the Warrant Agent, (d) that there will not have occurred, prior to the date of the issuance of the Securities, (i) any change in law affecting the validity or enforceability of such Securities or (ii) any amendments to the Underwriting Agreement, the Warrant, the Warrant Agreement or the Underwriters’ Warrant, (e) that at the time of the issuance and sale of the Securities, (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws and (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities, (f) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (g) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (h) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.
the Shares, when the pricing committee of the Company’s board of directors (the “Pricing Committee”) has taken all necessary action to approve the issuance and sale of the Shares, including determination of a specific number of Shares to be sold and a specific price for the sale of the Shares, have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

2.
the Warrants, when the Pricing Committee has taken all necessary action to approve the issuance and sale of the Warrants, including the exercise price and number of Warrant Shares to be issued upon exercise of the Warrants, have been duly and validly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agreement and upon due action by the Pricing Committee, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

October 8, 2015

3.
the Warrant Shares have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable;

4.
the Underwriters’ Warrant has been duly and validly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

5.
the Underwriters’ Shares have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Underwriters’ Warrant and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Underwriters’ Warrant, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America, the laws of the State of New York, and applicable provisions of, respectively, the Delaware General Corporation Law and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Harter Secrest & Emery LLP